Exhibit (q)(2)

LIMITED POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

WHEREAS, VEGASHARES ETF TRUST, a statutory trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trust"), periodically files amendments to its Registration Statement (File Nos. 333-287738 and 811-24094) with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned is a Trustee of the Trust;

NOW, THEREFORE, the undersigned hereby constitutes and appoints JOANN M. STRASSER, ANDREW J. DAVALLA, PHILIP B. SINENENG, BIBB STRENCH, and MICHAEL V. WIBLE as attorneys for him and in his name, place and stead, and in his office and capacity in the Trust, to execute and file any amendment or amendments to the Trust's Registration Statement (File Nos. 333-287738 and 811-24094), hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed this 22nd day of January 2026.

/s/ Sunny H. Wong
Sunny H. Wong
Trustee

STATE OF NEW YORK	)
	)	ss:
COUNTY OF WESTCHESTER	)

On the 22 day of January in the year of 2026, before me, the undersigned notary public, personally appeared Sunny H. Wong, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, executed the instrument.

Given under my hand and seal of office this 22th day of January 2026.

Notary Signature:	/s/ Ronald B May

Notary Seal

RONALD B MAY

NOTARY PUBLIC, STATE OF NEW YORK

Registration No. 01MA7775665

Qualified in SUFFORK COUNTY

Commission Expires MARCH 30, 2026